EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of IPALCO Enterprises, Inc. on Form S-8 of our reports dated January 27, 1995 and April 15, 1995, appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1994 and in the Annual Report on Form 11-K of the Employees' Thrift
Plan of Indianapolis Power & Light Company for the year ended October 31, 1994, respectively.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP



Indianapolis, Indiana
July 7, 1995